EXHIBIT 23.1

DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 24, 2011, in this Registration Statement on Form S-1 of Frozen Food Gift Group, Inc. d/b/a Sendascoop.com for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ David A. Aronson, CPA, P.A.
David A. Aronson, CPA, P.A.

North Miami Beach, FL
July 22, 2011